UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): October 15, 2006
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	202096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11911 Freedom Drive, Suite 590
Reston, VA 20190

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 995-5534
Mercator Partners Acquisition Corp.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On October 15, 2006, in connection with the closing (the “Closing”) of the acquisitions of Global Internetworking, Inc. (“GII”) and European Telecommunications & Technology Limited (“ETT”) described in Item 2.01 below, Global Telecom & Technology, Inc., formerly known as Mercator Partners Acquisition Corp. (the “Company”) entered into the agreements described below.
Employment Agreement with H. Brian Thompson
     The Company entered into an employment agreement with H. Brian Thompson, pursuant to which Mr. Thompson serves as the Company’s executive chairman, effective as of October 15, 2006, on an at-will basis. The employment agreement provides that Mr. Thompson’s duties as executive chairman will include: (1) serving as the chairman of the Company’s board of directors (the “Board”), (2) overseeing the Company’s other executive and senior officers, (3) assisting in the development and oversight of the Company’s strategic plan, (4) coordinating and overseeing the integration of the Company’s business units and subsidiaries, (5) accessing industry contacts to promote the Company’s business, (6) overseeing the Company’s efforts in connection with potential acquisitions and (7) such other duties as the Board may reasonably assign to him from time to time.
     Pursuant to the terms of the employment agreement, Mr. Thompson will receive an initial salary of $150,000 per year, and will also receive a grant of 50,000 shares of restricted stock, with vesting to occur in equal installments on the first four anniversary dates of the commencement of the employment term.
     The employment agreement provides that Mr. Thompson will devote his best efforts and as much time as is required to execute his responsibilities and duties under the agreement. Mr. Thompson is permitted to accept engagements with other companies during the term of the employment agreement, provided that the engagements do not interfere with his responsibilities and duties under the employment agreement. Pursuant to the terms of the employment agreement, Mr. Thompson also entered into a confidentiality and noncompetition agreement with the Company upon the commencement of his employment.
Employment Agreement with D. Michael Keenan
     The Company entered into an employment agreement with D. Michael Keenan, pursuant to which Mr. Keenan serves as the Company’s chief executive officer, effective as of October 15, 2006. The employment agreement provides that Mr. Keenan will receive an initial salary of $250,000 per year. Mr. Keenan will also be eligible to earn a bonus of up to $250,000 during his first year of employment with the Company, with one-half of the bonus to be based upon an evaluation of his performance against reasonable performance criteria set by the Board and communicated to Mr. Keenan, and one-half to be awarded in the Board’s sole discretion. Mr. Keenan will also receive a grant of 150,000 shares of restricted stock, with vesting to occur in equal installments on the first four anniversary dates of the effective date of the employment agreement.

     The employment agreement provides that Mr. Keenan will not compete with the Company during the period of his employment and continuing until the later of October 15, 2009 or one year following the termination of his employment with the Company. In addition, Mr. Keenan has agreed not to solicit the Company’s customers, employees or consultants during the same period. Pursuant to the terms of the employment agreement, Mr. Keenan also entered into an assignment of inventions and confidentiality agreement, pursuant to which he has agreed to maintain in confidence all of the Company’s proprietary information, and to assign to the Company any inventions conceived by him in the course of his employment with the Company.
     The employment agreement will remain in effect until it is terminated under any of the following circumstances: (1) upon Mr. Keenan’s death, (2) upon the disability of Mr. Keenan that prevents him from performing his duties to the Company for a period of more than 180 days in the aggregate in any 12-month period, (3) upon written notice from the Company, terminating his employment for “cause,” as defined in the employment agreement, (4) upon notice from the Company, terminating his employment without “cause,” (5) upon written notice from Mr. Keenan, terminating his employment for “good reason,” as defined in the employment agreement or (6) upon not less than 30 days notice from Mr. Keenan, terminating his employment other than for “good reason.”
     Mr. Keenan or his beneficiaries or estate will be entitled to severance payments upon the termination of his employment under some circumstances, as follows. In the event of Mr. Keenan’s death, his beneficiaries or estate would be entitled to receive an amount equal to the average of the annual bonuses paid to Mr. Keenan on account of the last three completed fiscal years, plus vesting of a pro rata portion of the restricted stock granted to Mr. Keenan pursuant to the employment agreement, calculated as if vesting was on a monthly basis over a 48-month period. In the event of Mr. Keenan’s disability, he would be entitled to receive those same benefits, as well as continuation of health benefits for 12 months following the termination of his employment. In the event Mr. Keenan’s employment is terminated by the Company without cause, or by Mr. Keenan for good reason, he would be entitled to receive the continuation of salary and health benefits for 12 months following the termination of his employment, plus an amount equal to the average of the annual bonuses paid to Mr. Keenan on account of the last three completed fiscal years (but in any event not less than two-thirds of the maximum bonus payable under the employment agreement), as well as vesting of all restricted stock granted to Mr. Keenan pursuant to the employment agreement.
     Employment Agreement with Todd Vecchio
     GII entered into an employment agreement with Todd Vecchio, pursuant to which Mr. Vecchio serves as GII’s senior vice president, effective as of October 15, 2006. The employment agreement provides that Mr. Vecchio will receive an initial salary of $200,000 per year. Mr. Vecchio will also be eligible to earn a bonus of up to $200,000 during his first year of employment with GII with one-half of the bonus to be based upon an evaluation of his performance against reasonable performance criteria set by the Board and communicated to Mr. Vecchio, and one-half to be awarded in the Board’s sole discretion. Mr. Vecchio will also receive a grant of 120,000 shares of restricted stock of the company, with vesting to occur in equal installments on the first four anniversary dates of the effective date of the employment agreement.

     The employment agreement provides that Mr. Vecchio will not compete with the Company during the period of his employment and continuing until the later of October 15, 2009 or one year following the termination of his employment with the Company. In addition, Mr. Vecchio has agreed not to solicit the Company’s customers, employees or consultants during the same period. Pursuant to the terms of the employment agreement, Mr. Vecchio also entered into an assignment of inventions and confidentiality agreement, pursuant to which he has agreed to maintain in confidence all of the Company’s proprietary information, and to assign to the Company any inventions conceived by him in the course of his employment with the Company.
     The employment agreement will remain in effect until it is terminated under any of the following circumstances: (1) upon Mr. Vecchio’s death, (2) upon the disability of Mr. Vecchio that prevents him from performing his duties to GII for a period of more than 180 days in the aggregate in any 12-month period, (3) upon written notice from GII, terminating his employment for “cause,” as defined in the employment agreement, (4) upon notice from GII, terminating his employment without “cause,” (5) upon written notice from Mr. Vecchio, terminating his employment for “good reason,” as defined in the employment agreement or (6) upon not less than 30 days notice from Mr. Vecchio, terminating his employment other than for “good reason.”
     Mr. Vecchio or his beneficiaries or estate will be entitled to severance payments upon the termination of his employment under some circumstances, as follows. In the event of Mr. Vecchio’s death, his beneficiaries or estate would be entitled to receive vesting of a pro rata portion of the restricted stock granted to Mr. Vecchio pursuant to the employment agreement, calculated as if vesting was on a monthly basis over a 48-month period. In the event of Mr. Vecchio’s disability, he would be entitled to receive those same benefits, as well as continuation of health benefits for 12 months following the termination of his employment. In the event Mr. Vecchio’s employment is terminated by GII without cause, or by Mr. Vecchio for good reason, he would be entitled to receive the continuation of salary and health benefits for 12 months following the termination of his employment, plus vesting of all restricted stock granted to Mr. Vecchio pursuant to the employment agreement.
     Lock-up Letters Executed by the Stockholders of GII
     In connection with the acquisition of GII, and the issuance of the Company’s common stock and warrants to the stockholders of GII, each of the stockholders of GII, including Messrs. Keenan and Vecchio, entered into a lock-up letter agreement with the Company (the “Lock-up Letters”). Each of the Lock-up Letters prohibits the GII stockholders from selling or transferring any common stock of the Company (i) issued to the GII stockholders in connection with the acquisition of GII or (ii) acquired through the exercise of warrants issued to the GII stockholders in connection with the acquisition of GII (the “Lock-Up Shares”).
     Six months after the Closing, the stockholders of GII may sell or transfer up to 50% of that number of Lock-up Shares that would be permitted to be sold pursuant to Rule 145 promulgated under the Securities Act of 1933, as amended, in any consecutive three month period. 18 months following the Closing, the stockholders of GII may freely sell or transfer their Lock-up Shares.

     Promissory Notes Issued to the Stockholders of GII and ETT
     In connection with the acquisition of GII, the Company issued a series of promissory notes to the stockholders of GII, including Messrs. Keenan and Vecchio, totaling $5.25 million. The first series of promissory notes issued to the stockholders of GII totaled $4.0 million (the “Initial Promissory Notes”) and the second series of promissory notes issued to the stockholders of GII totaled $1.25 million (the “Closing Promissory Notes”). The Closing Promissory Notes were issued in lieu of a portion of the cash consideration otherwise payable pursuant to the terms of the Stock Purchase Agreement (as defined below). In connection with the acquisition of ETT, the Company issued promissory notes to certain stockholders of ETT totaling approximately $4.7 million, in lieu of a portion of the cash consideration otherwise payable to these stockholders in exchange for their shares of stock of ETT (the “ETT Promissory Notes”). The ETT Promissory Notes and the Closing Promissory Notes are substantially the same.
     Each Initial Promissory Note bears an interest rate of six percent per annum. 50% of the accrued interest and unpaid principal is due and payable to the holders on December 31, 2006. The remaining 50% of the accrued interest and unpaid principal is due and payable to the holders on December 31, 2007. Any amounts due and not yet paid shall be paid to the holders no later than December 31, 2008. All accrued interest and unpaid principal shall be immediately due and payable upon the earliest of (i) a change of control of the Company, (ii) the exercise, by the holders thereof, of no less than 50% of their Class W and Class Z warrants or (iii) the issuance by the Company of debt or equity securities resulting in an aggregate capital raise by the Company of $20.0 million.
     The Initial Promissory Notes are subordinate to any senior indebtedness of the Company. The Initial Promissory Notes may be prepaid in whole or in part at any time by the Company.
     Each Closing Promissory Note and ETT Promissory Note bears an interest rate of six percent per annum. The entire principal balance of the Closing Promissory Notes and the ETT Promissory Notes, together with all accrued and unpaid interest, are due and payable on June 30, 2007. Any amount payable by the Company after June 30, 2007 shall bear an interest rate of eight percent per annum until paid. The Closing Promissory Notes and the ETT Promissory Notes may be prepaid in whole or in part at any time by the Company.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 15, 2006, the Company acquired all of the outstanding capital stock of GII pursuant to a stock purchase agreement dated May 23, 2006, as amended (the “Stock Purchase Agreement”). At the closing of the transactions contemplated by the Stock Purchase Agreement, the Company paid the GII stockholders $12.75 million in cash (less approximately $987,000 which was paid to GII option holders in cancellation of their options), $5.25 million in promissory notes, 1,300,000 shares of the Company’s common stock, 1,450,000 of the Company’s Class W warrants and 1,450,000 of the Company’s Class Z warrants.
     On October 15, 2006, the Company acquired all of the outstanding capital stock of ETT pursuant to an offer made to its stockholders under the laws of England and Wales (the “Offer”). Upon the consummation of the offer, the Company paid the ETT stockholders $32.3 million in cash, less expenses, and $4.7 million in promissory notes.

     Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the promissory notes issued to the stockholders of GII and ETT.
     On October 16, 2006, the Company issued a press release announcing the closing of the transactions contemplated by the Stock Purchase Agreement and the Offer (the “Acquisitions”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.
     In connection with the approval of the Acquisitions, the Company’s stockholders adopted (1) an amendment and restatement of the Company’s amended and restated certificate of incorporation (the “Second Restated Charter”) to (a) change the Company’s name from “Mercator Partners Acquisition Corp.” to “Global Telecom & Technology, Inc.,” (b) increase the number of shares of common stock the Company is authorized to issue from 40,000,000 to 80,000,000 and (c) remove Article SIXTH of the amended and restated certificate of incorporation as it was only applicable to the Company prior to its completion of the Acquisitions; (2) the Mercator 2006 Employee, Director and Consultant Stock Plan; and (3) elected eight persons to the Company’s board of directors to hold office until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified.
     Upon the filing of the Second Restated Charter, the Company changed its name to Global Telecom & Technology, Inc.
Business
     The business of the Company is described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Sections entitled “Information about GII” and “Information about ETT” beginning on pages 65 and 73, respectively, and is incorporated herein by reference.
Risk Factors
     The risks associated with the Company’s business are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Risk Factors” beginning on page 16 and is incorporated herein by reference.
Financial Information
     Reference is made to the disclosure set forth under Items 2.02 and 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.
Employees
     The employees of the Company are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Sections entitled “Information about GII — Employees,” “Information about ETT — Employees” and “Information about Mercator — Employees” on pages 73, 81 and 112, respectively, and is incorporated herein by reference.

Properties
     The facilities of the Company are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Sections entitled “Information about GII — Properties,” “Information about ETT — Properties” and “Information about Mercator — Facilities” on pages 73, 81 and 112, respectively, and is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
     The beneficial ownership of the Company’s common stock immediately after the consummation of the acquisitions is described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Beneficial Ownership of Securities” beginning on page 141 and is incorporated herein by reference.
Directors and Executive Officers
     The directors and executive officers of the Company upon the consummation of the acquisitions are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Our Directors and Management Following the Acquisition” beginning on page 131 and is incorporated herein by reference.
Executive Compensation
     The executive compensation of the Company’s executive officers and directors is described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Our Directors and Management Following the Acquisition — Executive Compensation” beginning on page 135 and is incorporated herein by reference.
Certain Relationships and Related Transactions
     The certain relationships and related party transactions are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Certain Relationships and Related Transactions” beginning on page 139 and is incorporated herein by reference.
     Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning certain related party transactions.
Legal Proceedings
     The legal proceedings of the Company are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Sections entitled “Information about GII — Legal Proceedings,” “Information about ETT — Legal Proceedings” and “Information about Mercator — Legal Proceedings” on pages 73, 81 and 113, respectively, and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
     The Company’s Class B common stock ceased trading on the Over-the-Counter Bulletin Board and was automatically converted into, and began trading as, the Company’s common stock on October 16, 2006 under the symbol MPAQ.
     The market price of and dividends of the Company’s common stock and related stockholder matters are described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “Price Range of Securities and Dividends” on page 145 and is incorporated herein by reference.
Recent Sales of Unregistered Securities
     Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, concerning the recent sales of unregistered securities.
Indemnification of Directors and Officers
     The Second Restated Charter and the Company’s bylaws provide that each of the Company’s directors and officers shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Second Restated Charter provides that the Company may indemnify to the fullest extent permitted by law all employees of the Company. The Company’s bylaws provide that, if authorized by the board of directors, the Company may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.
     Paragraph B of Article Eight of the Second Restated Charter provides:
     “The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is a was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer as the request of the Corporation or predecessor Corporation.”
     Paragraph C of Article Eight of the Second Restated Charter provides:
     “The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as an employee at the request of the Corporation or any predecessor to the Corporation.”
     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
     “Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Financial Statements and Supplementary Data
     Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of the Company.
Financial Statements and Exhibits
     Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.
Item 3.02. Unregistered Sales of Equity Securities
     Reference is made to the disclosure described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “The Stock Purchase Agreement with GII - Purchase Price” beginning on page 46, which is incorporated herein by reference. The Company has claimed an exemption from registration under Section 4(2) of the Securities Act of 1933 for the shares and warrants issued in the acquisition of GII.
Item 3.03. Material Modification to Rights of Security Holders
     Reference is made to the disclosure described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “The Charter Amendment Proposal” on page 56, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective as of the closing of the Acquisitions, H. Brian Thompson resigned as the chief executive officer of the Company, Lior Samuelson resigned as a director and executive vice president of the Company, David Ballarini resigned as a director of the Company and Rhodric C. Hackman resigned as president of the Company. H. Brian Thompson, D. Michael Keenan, Rhodric C. Hackman, Morgan E. O’Brien, Alex Mandl, Didier Delepine, Howard Janzen and Sudhakar Shenoy were elected as directors of the Company. In addition, H. Brian Thompson was appointed as Chairman of the Board and Executive Chairman of the Company and D. Michael Keenan was appointed Chief Executive Officer of the Company. Reference is made to the disclosure described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006 in the Section entitled “Our Directors and Management Following the Acquisition” on page 131, which is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
     In connection with the Acquisitions described above, the Charter of the Company was amended and restated. The Second Restated Amended Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, was filed with the Delaware Secretary of State on October 16, 2006, and all amendments reflected therein were effective on that date. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K concerning the amendment and restatement of the Charter and to the disclosure described in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Section entitled “The Charter Amendment Proposal” on page 56, which is incorporated herein by reference.
     The Company also amended its bylaws in the form attached as Exhibit 3.2 to this Current Report on Form 8-K, effective October 15, 2006.
Item 5.06. Change in Shell Company Status
     As described in Item 2.01, on October 15, 2006, the Company completed the acquisition of GII and ETT. As a result of these acquisitions, the Company is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
Financial Statements
     The financial statements and selected financial information of the Company are included in the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006, in the Sections entitled “Selected Historical Financial Information,” “ Selected Unaudited Condensed Consolidated Pro Forma Financial Information” and “Index to Financial Statements” beginning on pages 11, 13 and F-1, respectively, and are incorporated herein by reference.

Exhibit
Number	Description

3.1	Second Amended and Restated Certificate of Incorporation, dated October 16, 2006

3.2	Amended and Restated Bylaws, dated October 15, 2006

10.1	Employment Agreement for H. Brian Thompson, dated October 15, 2006

10.2	Employment Agreement for D. Michael Keenan, dated October 15, 2006

10.3	Employment Agreement for Todd Vecchio, dated October 15, 2006

10.4	Form of Promissory Note issued to the stockholders of Global Internetworking, Inc., dated October 15, 2006, and schedule of details omitted therefrom

10.5	Form of Promissory Note issued to stockholders of Global Internetworking, Inc. and European Telecommunications & Technology Limited, dated October 15, 2006, and schedule of details omitted therefrom

10.6	Form of Lock-up letter agreements entered into by the registrant and the stockholders of Global Internetworking, Inc., dated October 15, 2006

10.7	Mercator 2006 Employee, Director and Consultant Stock Plan (included as Annex E of the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006 and incorporated by reference herein).

99.1	Press Release of the registrant dated October 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2006

MERCATOR PARTNERS ACQUISITION CORP.
By:	/s/ D. Michael Keenan
D. Michael Keenan
President

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Second Amended and Restated Certificate of Incorporation, dated October 16, 2006

3.2	Amended and Restated Bylaws, dated October 15, 2006

10.1	Employment Agreement for H. Brian Thompson, dated October 15, 2006

10.2	Employment Agreement for D. Michael Keenan, dated October 15, 2006

10.3	Employment Agreement for Todd Vecchio, dated October 15, 2006

10.4	Form of Promissory Note issued to the stockholders of Global Internetworking, Inc., dated October 15, 2006

10.5	Form of Promissory Note issued to stockholders of Global Internetworking, Inc. and European Telecommunications & Technology Limited, dated October 15, 2006

10.6	Form of Lock-up letter agreements entered into by the registrant and the stockholders of Global Internetworking, Inc., dated October 15, 2006

10.7	Mercator 2006 Employee, Director and Consultant Stock Plan (included as Annex E of the Definitive Proxy Statement (No. 000-51211), dated October 2, 2006 and incorporated by reference herein).

99.1	Press Release of the registrant dated October 16, 2006